UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2006

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TRANSCOMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4235 Innslake Drive Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (804) 934-9999

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

TransCommunity Financial Corporation is filing this Amendment No. 1 to Current Report on Form 8-K/A dated August 11, 2006 to provide additional details on the financial statements that it will be restating and the expected timing of the restatement.

Item 2.02

Results of Operations and Financial Condition.

On August 14, 2006, TransCommunity Financial Corporation (the “Company”) issued a press release announcing selected financial results for the period ended June 30, 2006.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02.

In addition, as described in more detail in Item 4.02 of this report, the Company concluded on August 11, 2006 to restate certain previously issued financial statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for period ended March 31, 2006.  The restatements will reflect corrections and adjustments relating to the improper accounting for loans subject to certain loan participation agreements that the Company has entered into with third-party financial institutions since February 2004.

As a result of the situation described above, the Company will amend its Annual Report on Form 10-KSB for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the period ended March 31, 2006 to restate its financial statements as soon as practicable.

The Company expects to complete and file amendments to its Annual Report on Form 10-KSB for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the period ended March 31, 2006 by December 31, 2006.  The Company further expects to complete and file its Quarterly Reports on Form 10-Q for the periods ended June 30, 2006 and September 30, 2006, by December 31, 2006.

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 11, 2006, the Company concluded that previously issued financial statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 should not be relied upon because of errors in those statements.  These financial statements are specifically the consolidated balance sheet at December 31, 2005 and consolidated income statement for the year ended December 31, 2005, as to be provided in the amended Form 10-KSB, and the consolidated balance sheet at March 31, 2006 and consolidated income statement for the quarter ended March 31, 2006, as to be provided in the amended Form 10-Q.  The Company will restate its Annual Report for the year ended December 31, 2005 and its Quarterly Report for the period ended March 31, 2006 to make the necessary accounting corrections.

The decision to restate these financial statements was made initially by the Company’s Chief Executive Officer and its Chief Financial Officer and the Audit Committee of the Company’s Board of Directors when the Company discovered that it had incorrectly accounted for loans subject to certain loan participation agreements entered into with third-party financial institutions. The Company had previously not reflected the participated balances of loans subject to these agreements on its balance sheet.  The loan participation agreements at issue provide the Company with the right to repurchase, in its sole discretion, the loan participation interests that it has sold to third-party financial institutions.  This right to repurchase allows the Company to retain a level of control over the loans subject to the loan participation agreements.

The Company has completed its evaluation of the accounting error relating to the loan participation agreements and determined that the impact of the error on the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 requires restatement.  The Company has discussed this evaluation with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, and will complete the restatement of these filings.  The Company expects that the only adjustments to its historical consolidated financial statements for this error will be additions to assets and liabilities reflected on the balance sheets and recognition of the related interest income and interest expense.  This error will have no impact on the Company’s net worth at any date or on its net income, net interest income, noninterest income or noninterest expense, for any period.

The Audit Committee of the Company’s Board of Directors has reviewed and discussed the error, as well as the required accounting treatment and disclosures, with McGladrey & Pullen, LLP.

A copy of the Company’s August 14, 2006 press release with respect to the restatement, as initially announced, is attached as Exhibit 99.1 and is incorporated by reference into this Item 4.02.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

99.1

Press release dated August 14, 2006.*

*  Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCOMMUNITY FINANCIAL CORPORATION

(Registrant)

Dated:  November 22, 2006

By:

/s/ Bruce B. Nolte

Bruce B. Nolte

President and Chief Executive Officer